THE SECURITIES REPRESENTED BY THIS INSTRUMENT OR DOCUMENT HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAW OF ANY STATE OR FOREIGN JURISDICTION. WITHOUT SUCH REGISTRATION, SUCH SECURITIES MAY NOT BE SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED EXCEPT UPON DELIVERY TO THE COMPANY OF AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED FOR SUCH TRANSFER OR THE SUBMISSION TO THE COMPANY OF SUCH OTHER EVIDENCE AS MAY BE SATISFACTORY TO THE COMPANY TO THE EFFECT THAT ANY SUCH TRANSFER SHALL NOT BE IN VIOLATION OF THE SECURITIES ACT OF 1933, AS AMENDED, THE SECURITIES LAW OF ANY STATE OR FOREIGN JURISDICTION, OR ANY RULE OR REGULATION PROMULGATED THEREUNDER.

                        ARXA INTERNATIONAL ENERGY, INC.
                            STOCK PURCHASE WARRANT
                   EXPIRING 180 DAYS FROM THE DATE OF ISSUE

   ___________ Shares                                        Houston, Texas


      THIS IS TO CERTIFY that, for value received, that the below described person is entitled at any time from the date hereof, but prior to 2:00 p.m., Houston, Texas time 180 days from the date of this Warrant, subject to and upon the terms and conditions contained herein, to purchase the below described number of fully paid and non-assessable shares of the common stock, par value $0.001 per share (hereinafter referred to as the "Stock") of ARXA INTERNATIONAL ENERGY, INC., a Delaware corporation (hereinafter referred to as the "Company"), at a purchase price of $5.00 per share (such number of shares of the Stock and the purchase price being subject to adjustment as provided herein). This Warrant shall be void and of no effect and all rights hereunder shall cease at 2:00 p.m., Houston, Texas time 180 days from the date of this Warrant, except to the extent theretofore exercised; provided that in the case of the earlier dissolution of the Company, this Warrant shall become void on the date fixed for such dissolution.

      1. WARRANTS. This Warrant is one of an authorized issue of Warrants (hereinafter collectively referred to as the "Warrants") which may be issued by the Company pursuant to a meeting of its Board of Directors held on August 18, 1995.

      2. COVENANTS OF THE COMPANY. The Company covenants that, while this Warrant is exercisable (a) it will reserve from its authorized and unissued shares of the Stock a sufficient number of shares of the Stock to provide for the delivery of shares of the Stock pursuant to the exercise of this and all other similar Warrants, and (b) that all shares of the Stock which may be issued upon the exercise of this Warrant will upon issue be fully paid and non-assessable.

      3. PROTECTION AGAINST DILUTION, ETC. In any of the following events, occurring after the date of this issuance of this Warrant, appropriate adjustment shall be made in the number of shares of the Stock to be deliverable upon the exercise of this Warrant or the purchase price per share to be paid, so as to maintain the proportionate interest of each Warrant holder as of the date hereof: (a) recapitalization of the Company through a split-up or reverse split of the outstanding shares of the Stock into a greater or lesser number, as the case may be, or (b) declaration of a dividend on the Stock, payable in shares of the Stock
                                      1

or other securities of the Company convertible into the Stock, or (c) any of the events described in Paragraph 4 hereof.

      4. MERGER, ETC. In case the Company, or any successor, shall be consolidated or merged with another company, or substantially all of its assets shall be sold to another company in exchange for stock, cash or other property with the view to distributing such stock, cash or other property to its stockholders, each share of the Stock purchasable by this Warrant shall be replaced for the purposes hereof by the securities of the Company or cash or property issuable or distributable in respect of one share of the Stock of the Company, or its successors, upon such consolidation, merger, or sale, and adequate provision to that effect shall be made at the time thereof. Provided, however, notwithstanding anything herein contained to the contrary, in the event that the terms of any such consolidation, merger or sale call for the distribution of any cash or property to the stockholders of the Company, no such cash or property shall be distributable to the holder of this Warrant in connection with any unexercised portion of this Warrant, unless the holder of this Warrant shall have exercised this Warrant pursuant to the terms of Paragraph 5 hereof and all other terms of this Warrant.

      5. NOTICE OF CERTAIN EVENTS. Upon the happening of any event requiring an adjustment of the Warrant purchase price hereunder, the Company shall forthwith give written notice thereof to the holder of this Warrant stating the adjusted Warrant purchase price and the adjusted number of shares of the Stock purchasable upon the exercise hereof resulting from such event and setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based. The Board of Directors of the Company shall determine the computation made hereunder. In the case of (a) any consolidation, merger, or sale affecting the Company and calling for the payment of cash or the delivery of property to stockholders of the Company, or (b) any voluntary or involuntary dissolution, liquidation, or winding up of the Company shall at any time be proposed, the Company shall give at least 20 days' prior written notice thereof to the holder hereof stating the date on which such event is to take place and the date (which shall be at least 20 days after the giving of such notice) as of which the holders of record of shares of the Stock shall be entitled to participate in any such event. If the holder hereof does not elect to exercise any part of this Warrant as a result of any such notice, the holder hereof shall have no right with respect to any portion of this Warrant which shall remain unexercised to participate in (i) any such cash or other property resulting from any such consolidation, merger or sale, or (ii) any voluntary or involuntary dissolution, liquidation, or winding up of the Company.

      6. STOCKHOLDERS' RIGHTS. Until the valid exercise of this Warrant, the holder hereof shall not be entitled to any rights of a stockholder; but immediately upon the exercise of this Warrant and upon payment as provided herein, the holder hereof shall be deemed a record holder of the Stock.

      7. MANNER OF EXERCISE. In order to exercise any Warrant, the holder shall surrender such Warrant, duly endorsed or assigned to the Company or in blank, at the office of the Company, accompanied by (a) written notice to the Company that the holder elects to exercise the Warrant or, if less than the entire amount thereof is to be exercised, the portion thereof to be exercised, and (b) payment of the purchase price of the shares of the Stock to be purchased on such exercise, in cash or by cashier's or certified check.

      Warrants shall be deemed to have been exercised immediately prior to the close of business on the day of surrender of such Warrants for exercise in accordance with the foregoing provisions, and at such time the person or persons entitled to receive the Stock issuable upon exercise shall be treated for all purposes as the record holder or holders of the Stock at such time. As promptly as practicable on or after the exercise date, the Company shall issue and shall deliver to the holder a certificate or certificates for the number of full shares of the Stock issuable upon exercise.

                                      2

      In the case of any Warrant which is exercised in part only, upon such exercise the Company shall execute and deliver to the holder thereof, at the expense of the Company, a new Warrant or Warrants to purchase, in the aggregate, in the number of shares of the Stock covered by the unexercised portion of the Warrant or Warrants so exercised.

      8. COVENANTS OF THE HOLDER. The holder of this Warrant covenants that the Warrants represented hereby have not been registered under the Securities Act of 1933, as amended, or any other applicable securities law. This Warrant has been purchased for investment only and not with a view to distribution or resale, and may not be sold, pledged, hypothecated or otherwise transferred unless this Warrant or the shares of the Stock represented hereby are registered under the Securities Act of 1933, as amended, and any other applicable securities law, or the Company has received an opinion of counsel satisfactory to it that registration is not required. A legend in substantially the following form will be placed on any certificates or other documents evidencing the shares of the Stock to be issued upon any exercise of this Warrant:

      THE SECURITIES REPRESENTED BY THIS INSTRUMENT OR DOCUMENT HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAW OF ANY STATE OR FOREIGN JURISDICTION. WITHOUT SUCH REGISTRATION, SUCH SECURITIES MAY NOT BE SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED EXCEPT UPON DELIVERY TO THE COMPANY OF AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED FOR SUCH TRANSFER OR THE SUBMISSION TO THE COMPANY OF SUCH OTHER EVIDENCE AS MAY BE SATISFACTORY TO THE COMPANY TO THE EFFECT THAT ANY SUCH TRANSFER SHALL NOT BE IN VIOLATION OF THE SECURITIES ACT OF 1933, AS AMENDED, THE SECURITIES LAW OF ANY STATE OR FOREIGN JURISDICTION, OR ANY RULE OR REGULATION PROMULGATED THEREUNDER.

      Further, stop transfer instructions to the transfer agent of the Stock have been or will be placed with respect to the shares of the Stock so as to restrict the resale, pledge, hypothecation or other transfer thereof, subject to the further items hereof, including the provisions of the legend set forth in this paragraph.

      9. FRACTIONAL WARRANTS. Upon the exercise of this Warrant, no fractions of shares of the Stock shall be issued; but fractional Warrants shall be delivered, entitling the holder, upon surrender with other fractional Warrants aggregating one or more full shares of the Stock, to purchase such full shares of the Stock.

      10. LOSS, THEFT, DESTRUCTION OF WARRANT. Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction, or mutilation of this Warrant and, in the case of any such loss, theft, or destruction, upon receipt of indemnity reasonably satisfactory to the Company, or, in the case of any such mutilation, upon surrender and cancellation of this Warrant, the Company will make and deliver, in lieu of such lost, stolen, destroyed or mutilated Warrant, a new Warrant of like tenor.

      11. BENEFIT. All the terms and provisions of this Warrant shall be binding upon and inure to the benefit of and be enforceable by the parties hereto, and their respective heirs, executors, administrators, personal representatives, successors and permitted assigns.

      12. NOTICES. All notices, requests, demands, and other communications hereunder shall be in writing and delivered personally or sent by registered or certified United States mail, return receipt requested with postage prepaid, if to the Company, addressed to the Company at 1331 Lamar, Suite 1375, Houston, Texas 77010; and if to the Warrant holder, addressed to such holder at the address for such holder shown in the records of the Company. Any party hereto may change its address upon 10 days' written notice to any other party hereto.

                                      3

      13. CONSTRUCTION. Words of any gender used in this Warrant shall be held and construed to include any other gender, and words in the singular number shall be held to include the plural, and vice versa, unless the context requires otherwise. In addition, the pronouns used in this Warrant shall be understood and construed to apply whether the party referred to is an individual, partnership, joint venture, corporation or an individual or individuals doing business under a firm or trade name, and the masculine, feminine and neuter pronouns shall each include the other and may be used interchangeably with the same meaning.

      14. HEADINGS. The headings used in this Warrant are for convenience and reference only and in no way define, limit, simplify or describe the scope or intent of this Warrant, and in no way effect or constitute a part of this Warrant.

      15. LAW GOVERNING. This Warrant shall be construed and governed by the laws of the State of Texas, and all obligations hereunder shall be deemed performable in Harris County, Texas.

      IN WITNESS WHEREOF, this Warrant has been issued pursuant to order of the Board of Directors of the Company on the ___ day of _____________, 199___.


                         ARXA INTERNATIONAL ENERGY, INC.

                                          By
                                               William J. Bippus, President


Name of Warrant Holder


Social Security Number


Address


City        State          Zip Code


Telephone Number


Number of Shares of the Stock
Covered by this Warrant

                                      4

                                 EXERCISE FORM
         (To be Executed If The Owner Desires to Exercise the Warrant)


To:   ARXA International Energy, Inc.
      1331 Lamar, Suite 1375
      Houston, Texas 77010

      The undersigned hereby exercises, according to the terms and conditions thereof ______ (number of shares of the Stock to be purchased) of the Warrants evidenced hereby, and herewith makes payment of the purchase price at a price of $5.00 per share in full in the amount of $_________________. Kindly issue all shares of the Stock to the undersigned and deliver them to the undersigned at the address stated below. If such number of shares shall not be all of the shares purchasable by this Warrant, please issue a new Warrant of like tenor for the balance of the remaining shares of the Stock purchasable hereunder to be delivered to the undersigned at the address stated below.

                                          (Printed Name)

                                          Address

                                          City              State     Zip Code

                                          Signature

Dated:

                                      5